Exhibit 10.1

November 1, 2024

Re:	Inducement Offer to Exercise Outstanding Warrants to Purchase Common Stock

Reference is made to that certain (i) Common Stock Purchase Warrant issued by ABVC Biopharma, Inc., a Nevada corporation (the “Company”) to Lind Global Fund II LP (the “Holder”), on February 23, 2023, to initially purchase 5,291,667 shares (529,167 shares after the after the July 2023 1-for-10 reverse stock split) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “First Warrant”), (ii) Common Stock Purchase Warrant issued by the Company to the Holder, on November 17, 2023, to initially purchase 1,000,000 shares of Common Stock (the “Second Warrant”), and (iii) Common Stock Purchase Warrant issued by the Company to the Holder, on January 17, 2024, to initially purchase 1,000,000 shares of Common Stock (the “Third Warrant”). On May 22, 2024, the Company and the Holder entered into a letter agreement (the “First Letter Agreement”), pursuant to which the Holder exercised, for cash, 1,000,000 of the Existing Warrants to purchase shares of Common Stock at a reduced exercise price of $0.75 per share. Concurrently, the exercise price of all pre-existing warrants was reduced to $0.75 per share according to the First Letter Agreement. Holder also received a new warrant to purchase 1,000,000 shares Common Stock, exercisable at any time on or after the date of its issuance and until the five-year anniversary thereof, for $1.00 per share (the “Fourth Warrant”, and together with the First Warrant, the Second Warrant, and the Third Warrant, the “Existing Warrants”). Of the Existing Warrants held by the Holder, 1,529,167 Existing Warrants are priced at $0.75 per share, while 1,000,000 Existing Warrants are priced at $1.00 per share.

We are pleased to offer to the Holder the opportunity to receive a modification in the current exercise price (the “Exercise Price”) of a portion of the Existing Warrants, those currently priced at $0.75 per share, in consideration for you exercising for cash a portion of the Existing Warrants, into 500,000 shares of Common Stock (the “Warrant Purchase Amount”). The resale of the Common Stock underlying the Existing Warrants (the “Warrant Shares”) has been registered for resale pursuant to the registration statement on the Company’s Registration Statement (the “Registration Statement”) on Form S-1 (File number 333-276500 under the Securities Act of 1933, as amended (“Securities Act”)). The Registration Statement is currently effective and, upon your exercise of a portion of your Existing Warrants pursuant to this letter agreement, will be effective for the resale of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

The Company desires to modify the Exercise Price of a portion of the Existing Warrants, those currently held by the Holder and priced at $0.75 per share, to $0.42 per share (the “New Exercise Price”) in consideration for the Holder exercising a portion of the Existing Warrants into 500,000 shares of Common Stock as provided herein (the “Warrant Exercise”).

The Holder will exercise a portion of the Existing Warrants priced at $0.75 per share up to the Warrant Purchase Amount upon or promptly following execution of this letter at the New Exercise Price. Notwithstanding the adjustment of the exercise price of the Existing Warrants hereunder, any remaining portion of the Existing Warrants will not be subject to a price adjustment and the Holder hereby waives any such adjustment.

Expressly subject to the paragraph immediately following this paragraph below, you may accept this offer by executing the signature page of this letter, with such acceptance constituting your exercise of the Existing Warrants for an aggregate exercise price set forth on your signature page hereto (the “Warrant Exercise Price”) up to the Warrant Purchase Amount.

If this offer is accepted and this letter agreement is executed by you and the Company, then as promptly as possible following the date of this letter agreement’s execution, but in any event no later than 8:00 a.m., Eastern Time, on the Trading Day succeeding the date of this letter agreement’s execution, the Company shall issue a press release disclosing all material terms of the transactions contemplated hereunder and/or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of such press release or the filing of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees, or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants, and covenants that, upon acceptance of this offer, the Warrant Shares issuable upon your exercise of the Existing Warrants shall be issued free of any legends or restrictions on resale by Holder.

No later than the Trading Day following the date of the public disclosure of the transactions hereunder (the “Closing Date”), the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by the Company, settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) identified by the Holder; upon receipt of such Warrant Shares, the Holder therefor shall make a payment by wire transfer to the Company). The date of the Closing of the exercise of the Existing Warrants shall be referred to as the “Closing Date.”

*****

Sincerely yours,

ABVC Biopharma, Inc.

By:
Name:
Title:

[Holder Signature Page Follows]

Accepted and Agreed to:

LIND GLOBAL FUND II LP

By:
Name:
Title:

Aggregate Reduced Exercise Price of Holder’s Existing Warrants being exercised contemporaneously with signing this letter agreement: $

DTC Instructions:

[Holder signature page to Inducement Offer]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d)	Trading Market. To the Company’s knowledge, the transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

e)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement; (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

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f)	Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed and will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

g)	Subsequent Equity Sales /.

(i) From the date hereof until forty-five (45) days after the Closing Date, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than (x) the Resale Registration Statement referred to herein, (y) prospectus supplement to the Resale Registration Statement to reflect the transactions contemplated hereby or (z) supplements to an existing registration statement and the prospectus used in connection with an existing registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such registration statement effective at all times during the respective registration period associated with such existing registration statement). Notwithstanding the foregoing, this Section (h)(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period this Section (h)(i), and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (c) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with automatic price resets, stock splits, adjustments or combinations as set forth in such securities) or to extend the term of such securities. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, for purposes of this Section (h)(i).

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(ii) From the date hereof until one (1) year following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company nor any Subsidiary of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, after one hundred eighty (180) days following the Closing Date, the entry into and/or issuance of Common Stock in an “at the market” offering shall not be deemed a Variable Rate Transaction. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(iii) From the date hereof until one (1) year following the Closing Date, upon any proposed issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents or any offering of debt or any other type of financing, or a combination thereof (other than an Exempt Issuance) (a “Subsequent Financing”), the Company shall promptly advise the Holder of any such proposed Subsequent Financing and use commercially reasonable efforts to afford the Holder the right to participate in the proposed Subsequent Financing on the same terms, conditions and price provided for in the proposed Subsequent Financing.

h)	Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Holder.

Expenses of the Holder. The Company shall reimburse the Holder $5,000.00 for the expenses of Holder’s counsel in connection with its review and negotiation of the letter agreement, which such amount will be withheld from the Warrant Exercise Price.

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